Exhibit 10.1

EXCHANGE AGREEMENT

Lynrock Lake LP (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Existing Notes (as defined below) hereunder, a “Holder”), enters into this Exchange Agreement (the “Agreement”) with Veeco Instruments Inc., a Delaware corporation (the “Company”), on November 11, 2020 whereby the Holders will exchange (the “Exchange”) the Company’s existing 2.70% Convertible Senior Notes due 2023 (the “Existing Notes”) held by the Holders for the Company’s new 3.50% Convertible Senior Exchange Notes due 2025 (the “New Notes”) that will be issued pursuant to the provisions of an Indenture to be entered into between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), on the Closing Date (as defined below) (the “Indenture”).

On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

Article I: Exchange of Existing Notes for New Notes

At the Closing (as defined below), the Undersigned hereby agrees to cause the Holders to exchange and deliver to the Company $125,000,000.00 aggregate principal amount of Existing Notes (the “Exchanged Notes”), and in exchange therefor the Company hereby agrees to issue to the Holders, collectively, $132,500,000.00 aggregate principal amount of New Notes (the “Holders’ New Notes”).

In addition, the Company hereby agrees to pay in cash an amount equal to accrued and unpaid interest in respect of the Holders’ Exchanged Notes (the “Final Interest Payment”) from, and including, the most recent date on which interest thereon was paid, to, but excluding, the Closing Date, and interest will accrue on the New Notes from, and including, November 17, 2020.

The closing of the Exchange (the “Closing”) shall occur on November 17, 2020, a date (the “Closing Date”) no later than four business days after the date of this Agreement. At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes free and clear of any Liens, and (b) the Company shall deliver to each Holder (i) the aggregate principal amount of such Holder’s New Notes specified on Exhibit A hereto (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder, the Holders’ New Notes) and (ii) cash in an amount equal to each such Holder’s Final Interest Payment specified on Exhibit A hereto; provided, however, that the parties acknowledge that the Company may delay the delivery of the Holders’ New Notes to the Holders due to procedures and mechanics within the system of the Depository Trust Company or The NASDAQ Global Select Market (including the procedures and mechanics regarding the listing of the Conversion Shares (as defined below) on such exchange), or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect the issuance of one or more global notes representing the New Notes, and (ii) such delay is no longer than five business days after the date of this Agreement. Further, to the extent the Closing is delayed pursuant to the failure by the Holder to deliver the Exchanged Notes as a result of procedures and mechanics within the system of the Depository Trust Company or other events beyond the Holder’s control, such delay will not be a default by the Holder under this Agreement so long as (i) the Holder is using its reasonable efforts to deliver the Exchanged Notes, and (ii) such delay is no longer than five business days after the date of this Agreement. For the avoidance of doubt, in the event of any delay in the Closing pursuant to the prior sentences (a) the Company shall not be required to deliver the New Notes and the Holders shall not be required to deliver the Exchanged Notes until the Closing occurs and (b) the Company will not make any additional cash payment pursuant to this Agreement (other than the Final Interest Payment specified on Exhibit A) in respect of interest, if any, accrued and unpaid to the Closing for the Exchanged Notes as a result of such delay. Instead, such amounts will be deemed to be paid by the exchange of the Exchanged Notes for the Holders’ New Notes. The Company may issue additional New Notes from time to time to one or more other holders of outstanding Existing Notes or to other investors, subject to the terms of the Indenture, and subject to written approval from a majority of the holders of New Notes then outstanding. The cancellation of the Exchanged Notes and the delivery of the New Notes shall be effected via one-sided Deposit/Withdrawal at Custodian (DWAC) pursuant to the instructions to be provided by Oppenheimer & Co. Inc. (“OpCo”) after the date of this Agreement. OpCo shall provide instructions to the Undersigned for settlement of the Exchange. All questions as to the form of all documents and the validity and acceptance of the Existing Notes and the New Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Article II: Covenants, Representations and Warranties of the Holders

The Undersigned hereby covenants as follows, and makes the following representations and warranties on its own behalf and where specified below, on behalf of each Holder, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and OpCo, and all such covenants, representations and warranties shall survive the Closing.

Section 2.1      Power and Authorization. Each of the Undersigned and each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby, in each case on behalf of each Holder. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account, (ii) the principal amount of such Account’s Exchanged Notes, (iii) the principal amount of Holders’ New Notes to be issued to such Account in respect of its Exchanged Notes and (iv) the Final Interest Payment to be paid to such Holder in respect of Exchanged Notes. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Holders of this Agreement and the consummation of the Exchange contemplated hereby, in each case on behalf of each Holder.

Section 2.2      Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a valid and legally binding obligation of the Undersigned and each Holder, enforceable against the Undersigned and each Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clause (iii), where such violations, conflicts, breaches or defaults would not adversely affect the Undersigned’s or the applicable Holder’s ability to consummate the transactions contemplated hereby in any material respect.

Section 2.3      Title to the Exchanged Notes. Each Holder is the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole legal and beneficial owner of all of the Exchanged Notes). Each Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). Each Holder has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Exchanged Notes, or (b) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes. Upon each Holder’s delivery of its Exchanged Notes to the Company pursuant to the Exchange, the Company will acquire good, marketable and unencumbered title to such Exchanged Notes, free and clear of all Liens.

Section 2.4      Accredited Investor or Qualified Institutional Buyer. Each Holder is both (a) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act; and is acquiring the New Notes hereunder for investment for its own respective account and not with a view to, or for resale in connection with, any distribution thereof in a manner that would violate the registration requirements of the Securities Act.

Section 2.5      No Affiliate Status. Each Holder is not, and has not been at any time during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To its knowledge, each Holder did not acquire any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company.

Section 2.6      No Illegal Transactions. Each of the Undersigned and each Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange (other than as contemplated in Section 2.7(c)) or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company, OpCo or any other person regarding the Exchange, this Agreement or an investment in the New Notes or the Company. Each of the Undersigned and each Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed by the Company. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.6, subject to the Undersigned’s and each Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and each Holder’s respective internal policies, (i) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of the Undersigned or such Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (ii) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account, desk or group that was effected without the advice or participation of, or such Account’s, desk’s or group’s receipt of information regarding the Exchange provided by, the Undersigned or each Holder.

Section 2.7      Adequate Information; No Reliance. The Undersigned acknowledges and agrees on behalf of itself and each Holder that (a) the Undersigned has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Undersigned has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of the Exchange, (c) the Undersigned has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (d)  each Holder has evaluated the tax and other consequences of the Exchange and ownership of the New Notes with its tax, accounting or legal advisors, including the consequences to such Holder of the issuance of the New Notes with original issue discount, if any, for U.S. federal income tax purposes, (e) neither the Undersigned nor any Holder is relying, and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives including, without limitation, OpCo, except for (A) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (B) the representations and warranties made by the Company in this Agreement, and (f) none of OpCo, any of its affiliates or any of its control persons, officers, directors or employees shall be liable to the Holders in connection with or any transaction in connection with the Exchange. Each of the Undersigned and each Holder is a sophisticated participant in the Exchange; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the New Notes; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that an investment in the New Notes involves a high degree of risk.

Section 2.8      No Public Market. The Undersigned acknowledges and agrees on behalf of itself and each Holder that no public market exists for the New Notes and that there is no assurance that a public market will ever develop for the New Notes.

Section 2.9      Privately Negotiated Exchange. The Undersigned and each Holder acknowledges that the terms of the Exchange have been mutually negotiated between the Undersigned (for itself and on behalf of each Holder) and the Company. The Undersigned was given a meaningful opportunity to negotiate the terms of the Exchange on behalf of itself and each Holder. Each Holder’s participation in the Exchange was not conditioned by the Company on such Holder’s exchange of a minimum principal amount of Exchanged Notes. The Undersigned and each Holder acknowledges that it had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor OpCo has placed any pressure on the Undersigned or any Holder to respond to the opportunity to participate in the Exchange. The Undersigned and each Holder acknowledges that it did not became aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

Section 2.10      Taxpayer Information. The Undersigned agrees that it shall obtain from each Holder and deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN-E, W-8ECI, or other applicable Form W-8, as appropriate.

Section 2.11      Further Action. The Undersigned agrees that the Undersigned and each Holder shall, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the Exchange.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders and OpCo, and all such covenants, representations and warranties shall survive the Closing.

Section 3.1      Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the Indenture, to perform its obligations hereunder and thereunder, and to consummate the Exchange contemplated hereby. No material consent, approval, order or authorization of, or material registration or declaration with, any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby, other than as may be required under the securities or blue sky laws of the various jurisdictions in which the New Notes are being issued.

Section 3.2      Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. At the Closing, the Indenture, substantially in the form of Exhibit B hereto, will have been duly executed and delivered by the Company and will govern the terms of the New Notes, and, assuming that the Indenture has been duly executed and delivered by the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, the Indenture and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the articles of incorporation, code of regulations or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not adversely affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.

Section 3.3      Validity of the Holders’ New Notes. The Holders’ New Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to each Holder pursuant to the Exchange against delivery of the Exchanged Notes in accordance with the terms of this Agreement, the Holders’ New Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the Holders’ New Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Assuming the accuracy of each Holder’s representations and warranties hereunder, the Holders’ New Notes (a) will be issued in the Exchange exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, (b) will, at the Closing, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act, and (c) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Holders’ New Notes.

Section 3.4      Validity of Underlying Common Stock. The Holders’ New Notes will at the Closing be convertible into shares of common stock, $0.01 par value, of the Company (the “Conversion Shares”) in accordance with the terms of the Indenture. The Conversion Shares have been duly authorized and reserved by the Company for issuance upon conversion of the Holders’ New Notes and, when issued upon conversion of the Holders’ New Notes in accordance with the terms of the Holders’ New Notes and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights, will, upon issuance to the Holders, assuming the accuracy of each Holder’s representations and warranties hereunder, be free of any restrictions on resale by such Holder pursuant to Rule 144 promulgated under the Securities Act, and will be issued in compliance with all applicable state and federal laws concerning the issuance of the Conversion Shares.

Section 3.5      Listing Approval. At the Closing, the Conversion Shares shall be approved for listing on The NASDAQ Global Select Market, subject to notice of issuance.

Section 3.6      Disclosure. At or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of the Exchange (to the extent not previously publicly disclosed). Without the prior written consent of the Undersigned, the Company shall not disclose the name of the Undersigned or any Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process.

Section 3.7      No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.

Article IV: Miscellaneous

Section 4.1      Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.2      Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 4.3      Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder or, in the case of the Holders, any of the Exchanged Notes held by such Holders, without the prior written consent of the Company (in the case of assignment by a Holder) or the applicable Holders (in the case of assignment by the Company).

Section 4.4      Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the Exchange contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Exchange contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Exchange contemplated hereby.

Section 4.5      Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.

Section 4.6      Governing Law; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each of the Company and the Undersigned irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of the transactions contemplated by this Agreement.

Section 4.7      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.8      Third Party Beneficiaries. This Agreement is also intended for the immediate benefit of OpCo. OpCo may rely on the provisions of this Agreement, including, but not limited to, the respective covenants, representations and warranties of the Undersigned, the Holders and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:	“Company”:

/s/ Lynrock Lake LP
(in its capacities described in the first paragraph hereof)	VEECO INSTRUMENTS INC.

By:	Lynrock Lake Partners LLC, its general partner

By:	/s/ Cynthia Paul	By:	/s/ John Kiernan
Name:	Cynthia Paul	Name:	John Kiernan
Title:	Member	Title:	Senior Vice President, Chief Financial Officer

Signature Page to Exchange Agreement
Veeco Instruments Inc.